DYNASIL CORPORATION OF AMERICA
                  AGREEMENT OF EMPLOYMENT

  THIS AGREEMENT is effective as of November 30, 2009 by and between DYNASIL CORPORATION OF AMERICA, a Delaware corporation with offices at 385 Cooper Road, West Berlin, New Jersey, 08091, for itself and/or on behalf of any of its wholly-owned subsidiaries (collectively, the "Company") and Richard Johnson ("Employee"), whose current address is 11 S. Manorcliff Place, The Woodlands, TX 77382.

  1. Employment. Effective at the Date of Hire (the "Effective Date"), the Company agrees to employ Employee as Chief Financial Officer of the Company with such duties as are customary for such position. Employee shall perform these duties subject to the direction and supervision of the Executive Leadership and Board of Directors of the Company. Employee accepts such employment and agrees to devote his full time, effort and skills to the conduct of the combined Company's businesses, performing to the best of Employee's abilities such duties as may be reasonably requested by the Company. Employee agrees to serve the Company diligently and faithfully so as to advance the Company's best interests and agrees to not take any action in conflict with the Company's best interests.

  2. Term.

  (a) The initial term of employment of Employee hereunder shall be for a period of twenty four (24) months commencing on the Effective Date, subject to the conditions set forth herein.

  (b) This Agreement can be extended at the end of the initial term for additional terms of twelve (12) months based on mutual written agreement.

  3. Compensation.

  (a) Base Salary. Employee shall receive as base salary, during the Term of this Agreement, of $12,500 per month (which is equivalent to One Hundred Fifty Thousand Dollars ($150,000) over a twelve month period).

       (b) Bonus. Employee shall be eligible for a target bonus of 33% of base pay per fiscal year based on accomplishment of specific goals, which will be set by the Company's CEO and the Employee, with Board of Directors' approval. The bonus shall be prorated for any partial years worked and may be paid in any combination of cash or stock at the Employees discretion. Any bonus payout will occur after the end of the fiscal year when audited results are completed.

       (c) Benefits. Employee shall be entitled to the standard benefits provided at his base location and four weeks of vacation earned as per base location policies.

  (d) Reimbursement for Expenses. Employee will receive reimbursement from the Company for expenses reasonably incurred by Employee on behalf of the Company in accordance with the Company's normal policies with respect to expense reimbursements.

  (e) Severance. In the event of termination by the company without Cause, or termination by the employee for Good Reason, the Company will provide salary continuation to Employee of three (3) months at base salary only as well as maintaining the then existing level of the Company's contribution to health care insurance payments for the employee for six
  (6) months (unless employee receives alternative coverage during the period) and will pay a prorated earned bonus on the normal bonus payment date. Good Reason is defined as either a material diminution of the Employees duties or a significant reduction in the Employees pay or benefits. In the event of Severence, Employee shall make himself reasonably available to answer questions by telephone during the salary continuation period. Otherwise, the Company will have no obligation to make any severance payments to or for Employee.

  4. Termination. This Agreement is subject to termination prior to the expiration of its initial term or any extended term for the following reasons, in addition to the voluntary termination by the Employee or termination by the Company without Cause:

  (a) Termination for Cause. The Company and Employee agree that no future or further salary or other benefits (except for any benefits which are required by law) will be payable to or for the Employee by the Company and the employment relationship between the parties will terminate immediately following the occurrence of any one or more of the following events:

  (i) Employee violates any of the terms or conditions of this Agreement in any material respect and such violation is not corrected within fifteen (15) days after notice thereof is provided to Employee;

  (ii) Employee commits a felony, gross misdemeanor, act of dishonesty or moral turpitude or violates in any material way any of the rules, regulations or policies of the Company; or

  (iii) Employee engages in a general course of conduct of non-cooperation, negligence or other misconduct materially and adversely affecting the welfare, reputation, continuity or future of the Company's business or operations.

  (b) Death or Disability. If Employee dies or becomes totally and permanently disabled during the term of employment, the parties agree that the employment relationship and this Agreement will terminate automatically. "Total disability" means the inability of Employee, resulting from sickness, disease, injury or physical or mental illness, to perform in all material respects all of the services pertaining to his employment under this Agreement. Such total disability will be deemed "permanent" if Employee has not recovered and returned to render the full services of his employment hereunder within six (6) months of becoming totally disabled.

  5. Confidential Information/Trade Secrets. Employee acknowledges that during the course and as a result of his employment hereunder, Employee may receive or have access to, or contribute to the production of Confidential Information or Trade Secrets. Confidential Information or Trade Secrets means information that is proprietary to or in the unique knowledge of the Company (including information discovered or developed in whole or in part by Employee); or information that derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Confidential Information shall also include all terms and conditions of this Agreement.

  Employee understands and acknowledges that all such information that he will obtain in the course of Employee's employment hereunder constitutes Confidential Information or Trade Secrets. In particular, Employee agrees that Confidential Information or Trade Secrets includes among other things, procedures, manuals, reports, lists of clients, customers, suppliers, prospects, products, contracts, prices paid by the Company's customers or to suppliers, research projects and/or results, research and development and commercialization endeavors, financial forecasts or projections, pending or threatened litigation, claims and other matters.
  Employee further acknowledges and appreciates that any Confidential Information or Trade Secrets constitute valuable assets of the Company and that each of them intends any such information to remain secret and confidential. Employee therefore specifically agrees that except to the extent required by Employee's duties to the Company or as permitted by the express written consent of the Company's President and CEO or its Board of Directors, Employee shall never, either during employment hereunder or for a period of five (5) years thereafter, directly or indirectly use, discuss or disclose any of its Confidential Information or Trade Secrets or otherwise use such information to his own or a third party's benefit.

  6. Return of Property. Employee agrees that upon the termination of his employment hereunder, that he will immediately return to the Company all the Company's property of any kind then in Employee's possession or under his control, including, without limitation, the originals and all copies of any and all documents, files or records (including computer data, disks, programs, or printouts) that contain any non-public information that in any way relates to the Company, any of its subsidiaries or affiliates, any of their products or services, clients, suppliers or other aspects of any of their business(es) or prospects. Employee further agrees to not retain any summary of such information.

  7. Non-competition. Employee understands and agrees that, in the performance of his duties under this Agreement, Employee may at times meet with the Company's customers and/or suppliers and that, as a consequence of using or associating himself with their name, goodwill and professional reputation, Employee's employment will place him in a position where Employee can further develop personal and professional relationships with the Company's current and prospective customers and/or suppliers. Employee further acknowledges that in the performance of his duties under this Agreement, Employee will be provided with certain specialized skills, training and/or know-how, as well as possess the Confidential Information or Trade Secrets referred to above. Employee understands and agrees that this goodwill and reputation, as well as Employee's skills, training, know-how and knowledge of Confidential Information or Trade Secrets could be used to compete with the Company. Accordingly, Employee agrees that, during the course of Employee's employment with Company and for two years from the date of Employee's termination of employment (whether voluntarily or involuntarily) or the termination of this Agreement at the end of any term, except as approved by the Company in writing which will not be unreasonably withheld, Employee shall not directly or indirectly, individually or with others:

  (a) Cause or attempt to cause any existing customer of the Company to divert, terminate, limit, not renew or modify adversely any business relationship with the Company.

  (b) Solicit, employ or contract with any of Company's or any of its subsidiaries' employees. The term "employ" for purposes of this paragraph means to enter into an arrangement for the provision of personal services as a full-time or part-time employee, independent contractor, agent or otherwise.

  (c) Compete with the Company in the research, design, development, manufacture or sale of any of its then current or contemplated products or services.

  Employee further agrees during the above-stated five year period to inform any new person, firm or entity with whom Employee proposes to enter into an employment or a business relationship, before accepting such employment or entering into such a relationship, of the restrictions on Employee set forth in Paragraphs 5, 6 and 7 of this Agreement.8. Consideration. Employee and Company agree that the provisions of this Agreement are reasonable and necessary for the protection of Company.

  9. Remedies for Breach. Each party acknowledges that breach by the other party of the provisions of this Agreement will cause the first party irreparable harm that is not fully remedied by monetary damages. Accordingly, each party agrees that the other party shall, in addition to any relief afforded by law, be entitled to injunctive relief. Each party agrees that both damages at law and injunctive relief shall be proper modes of relief and are not to be considered alternative remedies.

  10. General Provisions. The parties acknowledge and agree as follows:

  (a) This Agreement contains the entire understanding of the parties with regard to its subject matter. There are no other agreements or understandings, whether oral or written, or express or implied, with regard to such subject matter. This Agreement supersedes and replaces any and all prior agreements or understandings between the parties relating to its subject matter.

  (b) This Agreement may be amended or modified only by a writing signed by all parties.

  (c) Waiver by either Company or Employee of a breach of any provision, term or condition hereof shall not be deemed or construed as a further or continuing waiver thereof or a waiver of any breach of any other provision, term or condition of this Agreement.

  (d) The rights and obligations of Company hereunder may be transferred or assigned to any successor or assign of the Company. The term "Company" as used herein is intended to include Dynasil Corporation of America, its successors and/or assigns, if any. No assignment of this Agreement shall be made by Employee, and any purported assignment shall be null and void.

  (e) Employee's obligations under Paragraphs 5, 6, and 7 of this
  Agreement shall survive any change in Employee's employment status with Company, by promotion or otherwise, and the termination of Employee's employment with Company.

  (f) If any Court finds any provision or part of this Agreement to be unreasonable, in whole or in part, such provision shall be deemed and construed to be reduced to the maximum duration, scope or subject matter allowable under applicable law. Any invalidation of any provision or part of this Agreement will not invalidate any other part of this Agreement.

  (g) This Agreement will be governed by, construed and enforced in accordance with the laws of New Jersey.

  (h) This Agreement may be executed in any number of counterparts, including counterparts transmitted by telecopier or facsimile, any one of which shall constitute an original of this Agreement. When counterparts of facsimile copies have been executed by all parties, they shall have the same effect as if the signatures to each counterpart or copy were upon the same document and copies of such documents shall be deemed valid as originals. The parties agree that all such signatures may be transferred to a single document upon the request of any party.

  This Agreement is intended to be a legally binding document fully enforceable in accordance with its terms.



  EMPLOYEE:                         DYNASIL CORPORATION OF AMERICA




  Richard A. Johnson                     Craig T. Dunham,
                                         President and CEO